Exhibit 15.1

August 30, 2018

Shareholders and Board of Directors

First Midwest Bancorp, Inc.

We are aware of the incorporation by reference in the Registration Statement on Form S-8 pertaining to the First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan of our report dated May 7, 2018 relating to the unaudited condensed consolidated interim financial statements of First Midwest Bancorp, Inc. that are included in its Forms 10-Q for the quarter ended March 31, 2018.

/s/ Ernst & Young LLP

Chicago, Illinois

August 30, 2018